UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 19, 2007

BAYWOOD INTERNATIONAL, INC.
(Exact Name or Registrant as Specified in Its Charter)

Nevada	000-22024	77-0125664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14950 North 83rd Place, Suite 1, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 951-3956
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

On December 19, 2007, Baywood International, Inc. (the “Company”) entered into a joint venture agreement (the “Operating Agreement”) with Layfield, Inc. to create and distribute specialty beverages nationwide.  The companies jointly formed Layfield Energy, LLC, a Nevada limited liability company, which will be subsequently converted into Layfield Energy, Inc., a Nevada corporation.  Neil Reithinger, the Company’s President and Chief Executive Officer will serve as Layfield Energy, Inc.’s President, Chief Financial Officer and a director on its Board of Directors.   John Layfield will serve as Layfield Energy, Inc.’s Chief Executive Officer and a director on its Board of Directors.

Layfield Energy intends to roll out its first product in January 2008 through major retail outlets and direct to consumer via a dedicated website.

The foregoing description of the Operating Agreement is qualified in its entirety by reference to the Operating Agreement, dated December 19, 2007, filed as Exhibit 10.1 to this report and incorporated herein by reference.

The information in this current report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, unless we specifically incorporate the foregoing information into those documents by reference.

This report contains forward-looking statements that involve risks and uncertainties.  You should not place undue reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described in our Form 10-KSB and other reports filed with the Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made.  We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER	DESCRIPTION
10.1	Operating Agreement by and between the Members and Layfield Energy, LLC, dated December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 4, 2008	By: /s/ Neil Reithinger
Name: Neil Reithinger
Title: Chief Executive Officer